UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

INFUSYSTEM HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

MESON CAPITAL PARTNERS LLC MESON CAPITAL LP RYAN J. MORRIS ETHAN E. DOYLE MOHAMED ALKADY DANIEL A. BALDA BRYAN BOCHES RICHARD LINDER ASHA SAXENA
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ryan J. Morris

Meson Capital Partners LLC

July 2, 2018

Dear Fellow InfuSystem Stockholders:

Meson Capital Partners LLC (“Meson Capital Partners”) and Ryan J. Morris (together with their affiliates, “Meson” or “we”) and the other participants in this solicitation are the beneficial owners of an aggregate of 2,228,710 shares of common stock, par value $0.0001 per share (the “Common Stock”), of InfuSystem Holdings, Inc., a Delaware corporation (“InfuSystem” or the “Company”), representing approximately 9.8% of the outstanding shares of Common Stock of the Company. For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests. We are seeking your support for the election of our five (5) nominees at the Company’s annual meeting of stockholders scheduled to be held on Thursday, July 19, 2018, commencing at 9:00 a.m. Central Time at the Company’s offices at 11130 Strang Line Rd., Lenexa, Kansas 66215 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

We are seeking to reconstitute the Board because we believe stockholders can no longer stand idly by as InfuSystem’s operating and financial performance continue to fall well below both the expectations set by the Board and the Company’s true potential. Under Chairman Gregg Lehman since May 15, 2015, InfuSystem’s stock has declined from $3.20 to $2.40 on March 20, 2018 prior to Meson filing its 13D indicating interest in strategic alternatives for the Company. Adjusted EBITDA has also declined from $16.4m to $13.1m during the three years of Mr. Lehman’s tenure as Chairman. This contrasts sharply to the steady increase in EBITDA in the four years prior despite Medicare reimbursement cuts of 20% during that period as well.

We believe a series of leadership missteps have led to drastic share price underperformance compared to both industry peers and the broader market. Given the recent results under the stewardship of Chairman Greg Lehman, it was clear to us that the InfuSystem Board needs a drastic refresh, and our view was cemented when the Board rejected out of hand the offer by Meson Capital Partners and Argonne Capital Group (“Argonne”) to acquire all the shares of Common Stock Meson does not currently own for a price of $3.75 per share. This valuation represents (i) a 56% premium over the unaffected closing price on March 20, 2018, the day immediately preceding the date Meson filed its Schedule 13D disclosing its potential interest in engaging in strategic transactions with the Company; (ii) a 29% premium over the unaffected closing price on April 25, 2018, when Meson announced that it intended to continue a dialogue with Company management and the Board about a broad range of strategic and operational matters and Mr. Morris delivered a letter to the Company nominating six highly-qualified director candidates; and (iii) a premium to the stock’s 52-week high.

The valuation offered with the $3.75 bid represents a significant premium to the historical trading range on an Enterprise Value/EBITDA basis at 11x EBITDA and 8.3x Adjusted EBITDA as reported by InfuSystem. Even under optimistic assumptions of Adjusted EBITDA growth from the Trailing Twelve Month $13.1m, $3.75 represents a significantly higher multiple than the Company’s stock has traded at any point in the past (see “Reasons for the Solicitation” in the attached Proxy Statement for a chart which shows the Company’s historical Adjusted EBITDA multiple versus its Enterprise Value to reflect the $3.75 per share bid price).

Meson was pleased to make the offer with Argonne, a closely-held private investment firm that has successfully deployed over $780 million of equity since inception. Together, Meson and Argonne devoted a substantial amount of time and resources preparing the proposal, and Meson and Argonne were truly disappointed by the Board’s cavalier rejection of it. Moreover, the Board’s unwillingness to adequately consider and engage with Meson and Argonne, despite their offer presenting an excellent opportunity for Company stockholders to realize an attractive, all-cash premium for their shares at a favorable valuation in a very challenging operating environment, has left Meson with serious doubts about the Board’s judgment and objectives.

We firmly believe that there is significant value to be realized for stockholders at InfuSystem, and the candidates we have nominated have strong, relevant backgrounds and are committed to fully exploring all opportunities to unlock stockholder value. We have gone to great lengths in selecting a group of director nominees who possess unique skill sets and perspectives directly relevant to the Company’s business and current challenges including in healthcare technology and product development, finance and mergers and acquisition experience.

There are eight (8) directorships up for election at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our five (5) nominees in opposition to the Company’s director nominees. The enclosed Proxy Statement is soliciting proxies to elect only our five (5) nominees. Accordingly, the enclosed BLUE proxy card may only be voted for our nominees and does not confer voting power with respect to any of the Company’s director nominees. Stockholders who return the BLUE proxy card will only be able to vote for our five (5) nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. Your vote to elect our nominees will have the legal effect of replacing five (5) incumbent directors with our nominees. If all five (5) of our nominees are elected, they will constitute a majority of the Board.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today. The attached Proxy Statement and the enclosed BLUE proxy card are first being mailed to stockholders on or about July 2, 2018.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated BLUE proxy card or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact InvestorCom, Inc., which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support.

/s/ Ryan J. Morris

Ryan J. Morris
Meson Capital Partners LLC

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of Meson’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

2018 ANNUAL MEETING OF STOCKHOLDERS
OF
InfuSystem Holdings, Inc.
_________________________

PROXY STATEMENT
OF
Ryan J. Morris

Meson Capital Partners LLC
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Meson Capital Partners LLC (“Meson Capital Partners”), Meson Capital LP (“Meson Capital”) and Ryan J. Morris (collectively, “Meson” or “we”) are significant stockholders of InfuSystem Holdings, Inc., a Delaware corporation (“InfuSystem” or the “Company”), who, together with the other participants in this solicitation, beneficially own in the aggregate approximately 9.8% of the outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company. We believe that the Board of Directors of the Company (the “Board”) must be reconstituted to ensure that the Board takes the necessary steps for the Company’s stockholders to realize the maximum value of their investment. We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value. We are seeking your support at the annual meeting of stockholders scheduled to be held on Thursday, July 19, 2018, commencing at 9:00 a.m. Central Time at the Company’s offices at 11130 Strang Line Rd., Lenexa, Kansas 66215 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.

To elect Meson’s five (5) director nominees, Mohamed Alkady, Daniel A. Balda, Bryan Boches, Richard Linder and Asha Saxena (each a “Nominee” and collectively, the “Nominees”) to serve until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To approve amendments to the Company’s 2014 Equity Plan, including an increase in the number of authorized shares under the plan;
3.	To approve, by advisory vote, the compensation of the Company’s named executive officers;
4.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and
5.	To transact such other business as may properly come before the Annual Meeting.

There are eight (8) directorships up for election at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s director nominees. This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed BLUE proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees. Stockholders who return the BLUE proxy card will only be able to vote for Meson’s five (5) Nominees. See “Voting and Proxy Procedures” below for additional information. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

As of the date hereof, the participants in this solicitation collectively own 2,228,710 shares of Common Stock (the “Meson Group Shares”). The participants in this solicitation intend to vote their shares FOR the election of the Nominees, FOR the approval of amendments to the Company’s 2014 Equity Plan, including an increase in the number of authorized shares under the plan, FOR the approval, by advisory vote, of the compensation of the Company’s named executive officers, and FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as described herein. While we currently intend to vote all of the Meson Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Meson Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the Meson Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that by voting the Meson Group Shares we could help elect the Company nominee(s) that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all shares of Common Stock represented by the enclosed BLUE proxy card will be voted at the Annual Meeting as marked.

The Company has set the close of business on June 12, 2018 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). The mailing address of the principal executive offices of the Company is 31700 Research Park Drive, Madison Heights, Michigan 48071. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 22,739,291 shares of Common Stock outstanding.

This Proxy Statement and the enclosed BLUE proxy card are first being mailed to stockholders on or about July 2, 2018.

THIS SOLICITATION IS BEING MADE BY MESON AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH MESON IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

MESON URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our BLUE proxy card are available at

www.unlockinfu.com

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IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own. Meson urges you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees and in accordance with Meson’s recommendations on the other proposals on the agenda for the Annual Meeting.

•	If your shares of Common Stock are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to Meson, c/o ICOM Advisors LLC dba InvestorCom (“InvestorCom”), in the enclosed postage-paid envelope today.
•	If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, if you wish to vote, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your shares of Common Stock on your behalf without your instructions.
•	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us. Remember, you can vote for our five (5) Nominees only on our BLUE proxy card. So please make certain that the latest dated proxy card you return is the BLUE proxy card.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of Meson’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

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BACKGROUND TO THE SOLICITATION

The following is a chronology of events leading up to this proxy solicitation:

•

On April 24, 2012, Ryan Morris, Managing Member of Meson Capital Partners, joined the Company’s Board pursuant to a settlement agreement by and between the Company and an investor group that included Meson Capital Partners in which five (5) new directors, including Mr. Morris, were appointed to the Board.

•	On April 26, 2012, the Company issued a press release announcing that the Board had named Mr. Morris as Executive Chairman, and further stated that Mr. Morris had led a shareholder activist campaign that began in November 2011 when the Company’s stock was trading at approximately $1.20 per share and culminated in a major overhaul of the Company’s governance including the resignation of former Chairman and CEO Sean McDevitt and four (4) other directors.

•	Between 2012 and 2017, Mr. Morris served as a Board member, including as Chairman from May 2014 to May 2015 and as Executive Chairman at different times between 2012 and 2014. The Company’s stock price had increased to $3.25 when Mr. Morris stepped down as Chairman and Gregg Lehman took over this role in May 2015. Mr. Morris left the Board in June 2017. Throughout his time on the Board, Mr. Morris performed extensive due diligence on the Company and engaged in discussions with Company management and the Board regarding the ways in which the Company could improve operational performance and enhance the effectiveness of its capital allocation.

•	On February 5, 2018, Mr. Morris sent an email to Richard A. DiIorio, the Company’s President and CEO and a member of the Board, requesting to speak with Mr. DiIorio.

•	On February 12, 2018, Mr. Morris had a telephone conversation with Mr. DiIorio. On the call, Mr. Morris inquired whether the Company was interested in pursuing a going private transaction with him. Mr. DiIorio responded that it was his understanding that the Company was not currently for sale.

•

In March 2018, Aron English, President of 22NW Fund, LP (“22NW”), called Mr. Morris and asked Mr. Morris whether he would be interested in pursuing an offer to acquire the Company in a going private transaction. Mr. English stated during the call that he did not believe it made sense for the Company to remain a public company, further expressing that he was disappointed that the Company had not undergone a sale process in 2017. Moreover, Mr. English noted that the Company had hastily promoted Mr. DiIorio into the CEO role.

•	On March 21, 2018, Mr. Morris and Mr. English (and certain associated entities) jointly filed a Schedule 13D (the “Schedule 13D”) with the SEC disclosing the formation of a “group” under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Schedule 13D reported that Mr. Morris is the Managing Member and sole shareholder of Meson Capital Partners, which is the general partner of Meson Capital. Meson Capital Partners and Meson Capital are collectively referred to herein as the “Meson Entities.” The Schedule 13D reported that Mr. Morris directly beneficially owned 87,344 shares of Common Stock and beneficially owned 983,453 shares of Common Stock held by Meson Capital, representing, in total, 4.7% of the issued and outstanding shares of Common Stock. The Schedule 13D also reported that Mr. English was the shareholder of 22NW, GP and the limited partner of 22NW, collectively referred to herein as the “22NW Entities”, and beneficially owned 1,017,415 shares of Common Stock held by 22NW, representing 4.5% of the issued and outstanding shares of Common Stock. In addition, the Schedule 13D stated that Messrs. Morris and English, the Meson Entities and the 22NW Entities intended to communicate with the Company’s management and Board about a broad range of strategic and operational matters, including a sale of the Company or certain of its businesses or assets, in which Messrs. Morris and English, the Meson Entities and the 22NW Entities may participate.
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•

On March 30, 2018, Mr. Morris called Mr. DiIorio and stated that he wanted to submit a non-binding proposal to offer to buy the Company’s stock at $3.00 to $3.25 per share. Mr. Morris noted that he would provide written correspondence but wanted to conduct due diligence before committing to a specific purchase price.

•

On April 6, 2018, Mr. DiIorio communicated to Mr. Morris, by telephone and email, the Board's response to Mr. Morris’ verbal expression of interest in the Company, including the need for any proposal to be submitted in writing and include not only price but also information on the financing of a potential transaction.

•

On April 10, 2018, the Meson Entities and the 22NW Entities delivered a letter to the Company containing a non-binding proposal to purchase the Company in a going private transaction for $3.00 to $3.25 per share. The letter indicated that the 22NW Entities could provide the financing for such transaction.

•	On April 12, 2018, the Company responded to Messrs. Morris’ and English’s April 10, 2018 letter, stating that the Board had unanimously rejected their proposal. By a separate letter dated April 12, 2018, outside legal counsel for the Meson Entities and the 22NW Entities received a letter from Stinson Leonard Street (“Stinson”), the Company’s corporate counsel, stating that the Company had been notified by JPMorgan Chase, which has a Credit Agreement with the Company, that JPMorgan Chase had been contacted by an individual reporting communication with Mr. Morris.

•

On April 16, 2018, the Meson Entities and the 22NW Entities delivered a letter to the Company reaffirming their non-binding proposal to purchase the Company in a going private transaction for $3.00 to $3.25 per share. The proposal remained subject to the conditions set forth in the April 10, 2018 letter, except that the rollover of the terms provided in the Credit Agreement between the Company and JPMorgan Chase was no longer a condition to the offer. The letter stated that the Meson Entities and the 22NW Entities were prepared to increase the price offered above the stated price range, provided that their ability to do so would depend upon the results of due diligence and their ability to either rollover or replace the Credit Agreement with JPMorgan Chase on acceptable terms.

•	On April 17, 2018, the Meson Entities and the 22NW Entities’ outside legal counsel responded to Stinson’s April 12, 2018 letter by stating that Mr. Morris’ contact with JPMorgan Chase Bank was appropriate due diligence in connection with the preparation of a bid letter and noted that Mr. Morris never spoke to any JPMorgan Chase employees directly involved with the Company’s account.

•	On April 23, 2018, Mr. DiIorio informed Mr. Morris by email that the Board had rejected the proposal contained in the letter to the Board dated April 16, 2018.

•

On April 23, 2018, Mr. Morris delivered a letter to the Company (the “Nomination Letter”) notifying the Company of his intent to nominate Messrs. Alkady, Balda, Boches, English, Linder, and Ms. Saxena to be elected to the Board at the Annual Meeting.

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•	On April 24, 2018, Meson received a letter form Stinson which incorrectly suggested that Mr. Morris had acted as a JPMorgan banker under the alias “Matt Paul” in an effort to conceal his identity.

•	On April 25, 2018, Messrs. Morris and English along with the Meson Entities and 22NW Entities filed Amendment No. 1 to the Schedule 13D (“Amendment No. 1”) to add the Nominees as “Reporting Persons” (in addition to Messrs. Morris and English, the Meson Entities and the 22NW Entities). Such Reporting Persons are collectively referred to as the “April 25th 13D Group.” In addition, Amendment No. 1 disclosed that Meson had delivered the Nomination Letter and that the Nomination Letter was delivered in order to preserve Mr. Morris’ rights as a stockholder. Amendment No. 1 also disclosed that the “Reporting Persons” were members of a "group" under Section 13(d) of the Exchange Act. Amendment No. 1 also disclosed that, as of the close of business on April 25, 2018, (i) Mr. Morris was the direct beneficial owner of 87,344 shares of Common Stock of the Company and the beneficial owner of the 1,171,865 shares of Common Stock owned by Meson Capital LP, representing 5.5%, in total, of the issued and outstanding shares of Common Stock, (ii) English was the beneficial owner of 1,017,415 shares of Common Stock as the shareholder of 22NW, GP and the limited partner of 22NW, LP, representing 4.5% of the issued and outstanding shares of Common Stock, and (iii) Mr. Boches, as of April 25, 2018, was the beneficial owner of 51,150 shares of Common Stock, representing less than 1% of the issued and outstanding shares of Common Stock.

•

On April 30, 2018, Mr. DiIorio and Mr. Morris discussed the Company's concerns regarding his prior contact with JPMorgan Chase and the potential candidates for election as directors as set forth in the Nomination Letter and Amendment No. 1. During a subsequent conversation, Mr. DiIorio referenced the Company’s recently initiated Stock Repurchase Program and suggested that Mr. Morris should consider selling his shares to the Company.

•	On May 2, 2018, Mr. Morris had a telephone conversation with Mr. DiIorio and Scott Shuda, a director of the Company (collectively, the “Company Representatives”). Mr. Morris was informed by the Company Representatives that the Company had rejected Mr. Morris' proposal and they discussed the possibility of the Company and potentially other buyers, including directors and related entities or other stockholders (collectively, the “Company Purchasers”), purchasing Common Stock held by Mr. Morris and other members of the April 25th 13D Group. Mr. Morris was informed by the Company Representatives that such Company Purchasers would not be willing to pay more than market price for the shares of Common Stock. Mr. Morris said that he did not have the authority to act on behalf of the other members of the April 25th 13D Group.

•	On May 3, 2018 and May 4, 2018, Mr. Morris had further discussions with the Company Representatives.

•

On May 8, 2018, Messrs. Morris and English discussed increasing the price of the bid for the Company in order to facilitate the transaction. Mr. English said that so long as the Company remained a public company under the direction of the current Board, he believed the upper limit of the stock price is below $3.00 per share. Mr. English stated that upon further review, even in a going-private transaction, he did not believe a valuation above $3.25 was warranted. Accordingly, he was not willing to be a participant in an increased bid and if someone, including Mr. Morris, increased the bid, then Mr. English would be a seller at those higher prices rather than a buyer.

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•	Also on May 8, 2018, Messrs. Morris and English and the other “Reporting Persons” filed Amendment No. 2 to the Schedule 13D (“Amendment No. 2”) in which they disclosed that Mr. English and the 22NW Entities were no longer members of a group under Section 13(d) of the Exchange Act and that Mr. English and the 22NW Entities would cease to be “Reporting Persons” immediately after the filing of Amendment No. 2.

•	On May 9, 2018, Messrs. Morris and English agreed that 22NW would sell 900,000 shares of Common Stock to Meson in a private transaction at a price of $2.705 per share. Later that day, Mr. Morris had a telephone conversation with the Company Representatives in which he informed them of his purchase. Mr. Morris stated on the call that he intended to make a new proposal to buy the Company and that he would be reaching out to financing sources.

•	On May 11, 2018, Mr. Morris and the other “Reporting Persons” filed Amendment No. 3 to the Schedule 13D (“Amendment No. 3”) in which they disclosed that Meson Capital had acquired 900,000 shares of Common Stock, that Ethan Doyle was added as a “Reporting Person” and member of the group and that on May 10, 2018 and May 11, 2018, Mr. Doyle had acquired 18,351 shares of Common Stock.

•	On May 23, 2018, the Company filed a preliminary proxy statement with the SEC in connection with the Annual Meeting.

•	Throughout May and June 2018, Meson engaged in discussions with Argonne Capital Group (“Argonne”), a proven financial sponsor that has successfully deployed over $780 million of equity since its inception in over 20 private equity transactions, regarding financing for a potential bid by Meson to buy the Company for up to $3.75 per share.

•	On June 15, 2018, the Company filed a definitive proxy statement with the SEC in connection with the Annual Meeting.

•	On June 15, 2018, Meson and Argonne delivered a letter to the Company containing a non-binding proposal to acquire all the Common Stock that Meson does not currently own for a price of $3.75 per share, a valuation that represents (i) a 56% premium over the unaffected closing price on March 20, 2018, the day immediately preceding the date Meson filed its Schedule 13D disclosing its potential interest in engaging in strategic transactions with the Company; (ii) a 29% premium over the unaffected closing price on April 25, 2018, the date Meson announced that it intended to continue a dialogue with Company management and the Board about a broad range of strategic and operational matters and Mr. Morris delivered a letter to the Company nominating six highly-qualified director candidates; and (iii) a premium to the stock’s 52-week high. In the letter, Meson and Argonne expressed their belief that it is not in the best interest of stockholders for the Company to continue as a public company. Meson and Argonne further stated that the Company would benefit greatly in the long run from private ownership, which would enable the Company to be more entrepreneurial and execute a long-term value creation strategy. The letter further stated that Meson and Argonne are prepared to move expeditiously and cooperatively to complete a transaction and urged the Board to delay the Annual Meeting so the Board may devote its full attention to considering their offer. The letter stated that the proposed transaction is subject to completion of Meson’s and Argonne’s due diligence, negotiation and execution of a merger agreement containing customary terms and conditions for a transaction of this type and size, and certain other customary conditions.
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•	Also on June 15, 2018, Mr. Morris and the other “Reporting Persons” filed Amendment No. 4 to the Schedule 13D (“Amendment No. 4”) to disclose the delivery of the bid letter to the Company to acquire all the Common Stock that Meson does not currently own for a price of $3.75 per share.
•	On June 19, 2018, Messrs. DiIorio and Lehman delivered a letter to Meson and Argonne stating that the Board rejected the $3.75 per share bid, adding that the Company is “not currently for sale” and that the proposals “fall well short of fair value for the business, particularly given the significant strategic reforms recently implemented.”
•	On June 20, 2018, Mr. Morris delivered to the Company a demand letter for the books and records of the Company, including a list of holders of the Common Stock, pursuant to Section 220 of the Delaware General Corporation Law.
•	On June 22, 2018, Meson filed its preliminary proxy statement in connection with the Annual Meeting.
•	On July 2, 2018, Meson filed its definitive proxy statement in connection with the Annual Meeting.

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 REASONS FOR THE SOLICITATION

WE BELIEVE THAT SIGNIFICANT BOARD CHANGE IS NEEDED NOW

Meson, together with its affiliates, is the second largest stockholder of the Company, representing 9.8% of the outstanding shares of Common Stock. We have performed extensive due diligence on the Company and have engaged in discussions with the Company’s management and Board regarding the ways in which we believe the Company could improve operational performance and enhance the effectiveness of its capital allocation. We have repeatedly approached the Company with good-faith proposals to acquire the remaining outstanding shares that we do not currently own in a going-private transaction and, despite our demonstrated willingness to offer more favorable terms (including an increase in our bid price), in each instance the Board has rebuffed our overtures. In light of the Board’s apparent unwillingness to seriously consider a value-maximizing strategic transaction that would serve the best interests of all stockholders, we now seek to reconstitute the majority of the Board through the election of our slate of five (5) independent director nominees at the Annual Meeting.

Meson is undertaking this solicitation to hold the directors of the Board accountable for, among other things, significant operational and share price underperformance and failure to provide stockholders with the opportunity to receive the maximum value for their shares. Meson believes that replacing the existing incumbent directors with new independent directors who have the requisite strategic and operational skills will allow the Board to undertake a rigorous overhaul of the Company and explore strategic alternatives that we believe are needed to drive value to the stockholders.

We Are Concerned with the Recent Performance at the Company Caused by Strategic Misdirection and Poor Operational Management under the Current Board and Leadership

The essential responsibility of the Board is to determine the Company’s strategy and to hold management accountable for its operational performance. In this regard, we believe that the current Board has failed.

The Company has performed poorly in several key metrics under the leadership of Mr. Lehman versus the leadership of Meson and Mr. Morris. Set forth below is a chart that delineates the Company’s adjusted EBITDA for the past seven years.

 (Source: CapitalIQ and InfuSystem Press Releases)

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Under Mr. Lehman’s leadership as Chairman, the stock price has declined from $3.20 per share on May 15, 2015 when he was elected, succeeding Mr. Morris, to $2.40 per share on March 20, 2018, which is the date prior to the date Meson filed its Schedule 13D. This decline contrasts sharply with the significant increase in stock price and financial performance under the leadership of Mr. Morris, where from November 2011 to May 15, 2015, the stock price increased from $1.20 to $3.20 per share despite Medicare competitive bidding reducing reimbursement prices by 20% during the same period. As shown below, the Company’s performance under the guidance of Meson and Mr. Morris reflects a trajectory of growth and value creation compared to the Company’s performance under the current leadership, which has been on a downward trajectory and resulted in the destruction of stockholder value.

We are calling for immediate and significant refreshment of the Board as an essential step to preserve the best interests of stockholders and to maximize value creation at the Company. In our view, stockholders cannot tolerate the continued operating and financial underperformance that is well below both the expectations set by the Board and the Company’s true potential. We believe a series of operational missteps have led to drastic share price underperformance compared to both industry peers and the broader market. Given the recent results under the stewardship of Chairman Greg Lehman, it is clear to us that the Board reconstitution is necessary.

We Recently Submitted a Bid to Acquire the Company Which Would Benefit All Stockholders

On June 15, 2018, we sent the Board a bid letter, together with Argonne, offering to buy the Common Stock that Meson does not currently own for $3.75 per share. On June 19, 2018, the Board once again rejected this opportunity for stockholders to realize an attractive, all-cash premium for their shares, stating that the Company was “not for sale.” This valuation represents (i) a 56% premium over the unaffected closing price on March 20, 2018, the day immediately preceding the date Meson filed its Schedule 13D disclosing its potential interest in engaging in strategic transactions with the Company; (ii) a 29% premium over the unaffected closing price on April 25, 2018, when Meson announced that it intended to continue a dialogue with Company management and the Board about a broad range of strategic and operational matters and Mr. Morris delivered a letter to the Company nominating six highly-qualified director candidates; and (iii) a premium to the stock’s 52-week high. For further information relating to InfuSystem stock prices, see the InfuSystem Stock Performance Chart above.

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The valuation offered with the $3.75 bid represents a significant premium to the historical trading range on an Enterprise Value/EBITDA basis at 11x EBITDA and 8.3x Adjusted EBITDA as reported by InfuSystem. Even under optimistic assumptions of Adjusted EBITDA growth from the Trailing Twelve Month $13.1m, $3.75 represents a significantly higher multiple than the Company’s stock has traded at any point in the past. Below is a chart which shows the Company’s historical Adjusted EBITDA multiple versus its Enterprise Value to reflect the $3.75 per share bid price.

 Meson was pleased to make the offer with Argonne, a closely-held private investment firm that has successfully deployed over $780 million of equity since inception. Together, Meson and Argonne devoted a substantial amount of time and resources preparing the proposal, and Meson and Argonne were truly disappointed by the Board’s cavalier rejection of it. Moreover, the Board’s unwillingness to adequately consider our proposal and engage with us, despite our offer presenting an excellent opportunity for Company stockholders to realize an attractive, all-cash premium for their shares at a favorable valuation in a very challenging operating environment, has left Meson with serious doubts about the Board’s judgment and credibility.

Our Interests Are Aligned With the Company’s Stockholders And Its Employees to Maximize Long Term Value Creation

We believe that the Company and its employees would benefit greatly in the long run from private ownership of the Company, which would enable the Company to execute a long-term entrepreneurial value creation strategy. Alongside Meson’s equity roll-over contribution and Argonne and other financial institutions providing financing for the transaction, we believe we will be able to obtain substantial capital resources for the benefit of the Company, in the form of both debt and equity to help fund future acquisitions and an aggressive organic growth strategy.

We do not believe the Board’s “status quo” approach to the constantly changing healthcare environment is a tenable strategy that will lead to a positive result for stockholders as the market landscape shifts and InfuSystem is incapable of adapting. By contrast, InfuSystem was able to adapt and thrive, growing EBITDA significantly, even despite Medicare competitive bidding decreasing reimbursement pricing by 20% under Mr. Morris’s leadership as Chairman between 2012 and 2015.

We firmly believe that there is significant value to be realized at InfuSystem with new leadership, and we are confident that our Nominees are the right candidates to bring fresh perspective and deliver this value for stockholders.

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OUR SLATE OF FIVE HIGHLY-QUALIFIED NOMINEES POSSESS THE EXPERIENCE TO OBJECTIVELY EVALUATE STRATEGIC OPPORTUNITIES THAT MAXIMIZE LONG-TERM VALUE CREATION FOR STOCKHOLDERS

For the reasons set forth above, we lack confidence that the Board, as currently composed, has the objectivity and commitment to take the steps necessary to enhance stockholder value at the Company or to protect the best interests of InfuSystem stockholders. We believe the individuals we have selected possess unique skill sets and perspectives directly relevant to InfuSystem’s business and current challenges. Our Nominees include individuals with extensive entrepreneurial experience as well as experience in healthcare technology, finance and mergers and acquisition and if elected, would consider all available strategic options to maximize value, consistent with their fiduciary duties to serve the best interests of stockholders, including a potential sale of the Company to the highest bidder.

Highlights of Our Nominees’ Biographies (in alphabetical order):

Mohamed Alkady

❖	Co-founder and President of Hart, Inc., a health technology company founded in 2012, to improve the ways in which people inside and outside of the healthcare industry access and engage with health data.
❖	Advisor to K5 Ventures, a venture capital firm specializing in early stage growth capital investments, where he advised startups in the technology and healthcare space.

Daniel A. Balda, M.D.

❖	Executive Chairman of Medicomp Inc. (“Medicomp”), a developer and manufacturer of ambulatory heart-monitoring systems.
❖	Previously held the role of President and Chief Executive Officer at Medicomp and during his tenure he oversaw a strategic merger with United Therapeutics Corporation (NASDAQ: UTHR) and led the launch of over a dozen FDA-approved medical products and authored multiple patents.

Bryan Boches

❖	Chief Executive Officer and a member of the board of directors of Safe Catch, a food technology firm he founded in December 2014.
❖	Former Managing Director, with Medley Capital Corporation (NYSE: MCC), an investment firm, where he sourced and managed private debt and equity investments in the middle market, and served as a corporate and M&A investment banker with Morgan Stanley.

Richard Linder

❖	Founder and former Chairman of the board of directors and Chief Executive Officer of Physicians Care Alliance, LLC, a clinical skin care company that develops professional chemical peels and advanced topical treatments and also educates healthcare professionals.
❖	Serves on the board of directors of several start-up companies.

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Asha Saxena

❖	Founder, Chief Executive Officer and a member of the board of directors of ACULYST Corp., an e-commerce healthcare data analytics firm.
❖	Founded and served as President and Chief Executive Officer of Future Technologies, Inc., an international data management solutions firm that specializes in providing management and technology consulting around business intelligence and data warehousing at Fortune 1000 companies in the United States.

There are eight (8) directorships up for election at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our five (5) Nominees in opposition to the Company’s director nominees. The enclosed Proxy Statement is soliciting proxies to elect only our five (5) nominees. Accordingly, the enclosed BLUE proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company’s director nominees. Stockholders who return the BLUE proxy card will only be able to vote for our five (5) Nominees. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. Your vote to elect our nominees will have the legal effect of replacing five (5) incumbent directors with our Nominees. If all five (5) of our Nominees are elected, they will constitute a majority of the Board.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of eight (8) directors, each with terms expiring at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our five (5) Nominees in opposition to the Company’s director nominees. Your vote to elect the Nominees will have the legal effect of replacing five (5) incumbent directors with the Nominees. If all five (5) of the Nominees are elected, such Nominees will represent a majority of the members of the Board. In the event that our director Nominees comprise less than a majority of the Board following the Annual Meeting, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the full Board.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth above in the section entitled “Reasons for the Solicitation” and below. This information has been furnished to us by the Nominees. All of the Nominees are citizens of the United States of America. Mr. Alkady is also a citizen of Egypt.

Mohamed Alkady, 32, is the co-founder and President of Hart, Inc., a health technology company founded in 2012, to improve the ways in which people inside and outside of the healthcare industry access and engage with health data. Mr. Alkady has served as an advisor to K5 Ventures, a venture capital firm specializing in early stage growth capital investments, where he advised startups in the technology and healthcare space, since December 2016. Mr. Alkady is actively involved in healthcare and technology committees, including as a member of the Linux Foundation, a non-profit organization that supports the creation of sustainable open source ecosystems by providing financial and intellectual resources, infrastructure, services, events and training, the Business Governance Board of the OpenAPI Initiative, which focuses on standardizing how REST APIs are described, and CommonWell, an industry-wide alliance to create a nation-wide infrastructure that will enable better, more cost-effective care for patients. Mr. Alkady is also involved with the Young Presidents' Organization (“YPO”), a leadership organization of chief executives, holding positions on the Executive Committee of YPO Healthcare, as well as a member of the YPO San Gabriel Valley Chapter, YPO Baltimore and the YPO Global One Chapter. Meson believes that Mr. Alkady’s expertise in cutting-edge healthcare technology, together with his leadership and consulting experience in the healthcare industry would make him a valuable asset to the Board.

Daniel A. Balda, M.D., 45, is Executive Chairman of Medicomp Inc. (“Medicomp”), a developer and manufacturer of ambulatory heart-monitoring systems. Dr. Balda previously held the role of President and Chief Executive Officer from June 2004 until September 2013, as well as multiple other positions at Medicomp throughout his 16-year tenure. During his tenure he oversaw a strategic merger with United Therapeutics Corporation (NASDAQ: UTHR) and led the launch of over a dozen FDA-approved medical products and authored multiple patents. Dr. Balda was Chairman of YPO Florida from July 1, 2016 to June 30, 2017 and, since July 1, 2016 has been the Vice Chair of YPO’s international Healthcare Industry Network. He currently serves on the board of directors of the Balda Family Foundation, which provides scholarships and grants for at-risk youth, since December 2007. Dr. Balda earned his (i) Bachelor of Science degree in electrical engineering with a biomedical concentration and a focus in neurobiology from Cornell University and (ii) medical degree at the University of Florida College of Medicine. Meson believes that Dr. Balda’s extensive leadership and senior management experience in the healthcare industry, together with his medical and engineering expertise makes him well qualified to serve as a director of the Company.

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Bryan Boches, 47, is Chief Executive Officer and a member of the board of directors of Safe Catch, a food technology firm he founded in December 2014. Mr. Boches is also co-founder and past board member of Blinker, a fintech software application firm, from January 2012 until February 2016. He previously served as a director of Basil Tree, which sells over 3,000 different consumer goods in 80,000 retail doors, from April 2012 to February 2018. From July 2007 to April 2012, he served in various positions, including Managing Director, with Medley Capital Corporation (NYSE: MCC), an investment firm, where he sourced and managed private debt and equity investments in the middle market. Prior to that, Mr. Boches was a corporate and M&A investment banker with Morgan Stanley (NYSE: MS) and a founding team member of China’s first joint venture investment bank, CICC (HKG:3908). Mr. Boches was also a co-founder of Coremetrics, (n/k/a IBM Digital Analytics) a leading analytic software firm acquired by IBM in 2010. He also served as a healthcare operations and strategy consultant with APM Management Consultants. Mr. Boches earned a B.A., summa cum laude, from University of California, Santa Barbara, and an M.B.A. from The Wharton School of the University of Pennsylvania. Meson believes that Mr. Boches’ extensive expertise in private equity investment and strategic and business development makes him well-qualified to serve on the Board.

Richard Linder, 47, is the founder of Physicians Care Alliance, LLC (“PCA”), a clinical skin care company that develops professional chemical peels and advanced topical treatments and also educates healthcare professionals. Mr. Linder has served as the Chairman of the board of directors of PCA since May 2013 and served as its Chief Executive Officer from June 2006 until December 2012. Prior to founding PCA, Mr. Linder worked as an executive in not-for-profit organizations, including as the Vice President of Economic Development of St. Louis Regional Chamber (formerly the St. Louis Regional Chamber and Growth Association), which is the chamber of commerce and primary economic development agency for Metropolitan St. Louis, Missouri, from 2003 to 2005. Currently, Mr. Linder serves on the boards of directors of Fun Brands LLC, a creator of fun engaging play spaces for children, since July 2014, Meteor Learning, Inc., a provider of professional online degree programs from leading universities, where he is Chairman, since August 2017, Vertical Harvest, a multi-story hydroponic greenhouse facility, since June 2017 and Linder Healthcare since January 2013. He has also served as Principal of the Linder Family Foundation, a family office foundation, since December 2012. In addition, Mr. Linder has served as Principal of the Linder Family Office, an investment fund specializing in mission driven brands, income securities, public markets, real estate and healthcare, since December 2012. Mr. Linder earned a Bachelor of Science degree from Missouri State University and an MBA from Harvard Business School. Meson believes that Mr. Linder’s extensive experience in senior management and serving as a director will make him a valuable asset to the Board.

Asha Saxena, 46, is founder, Chief Executive Officer and a member of the board of directors of ACULYST Corp., an e-commerce healthcare data analytics firm, since its founding in January 2017. Previously, Ms. Saxena founded and served as President and Chief Executive Officer of Future Technologies, Inc. (“FTI”), an international data management solutions firm that specializes in providing management and technology consulting around business intelligence and data warehousing at Fortune 1000 companies in the United States, from July 1996 until December 2016. As of January 2017, she has served as the Chair of the board of directors of FTI, where she has been a director since January 2012. Ms. Saxena also serves on the boards of directors of Shindigz, a family-owned online party superstore, since March 2018 and the YPO since June 2009. Ms. Saxena has been an Adjunct Professor at Columbia Business School since May 2014, and at the Columbia University Mailman School of Public Health since July 2017. Previously, she served as Entrepreneur-in-Residence at Columbia Business School’s Eugene Lang Entrepreneurship Center from May 2013 to June 2017. Ms. Saxena earned her Bachelor of Engineering degree in computer science engineering from Bangalore University and a Master of Science degree in data science from Southern Methodist University. She has attended management programs at the Massachusetts Institute of Technology and London Business School. Ms. Saxena is certified as a Six Sigma Black Belt professional in the area of operational excellence. Meson believes Ms. Saxena’s expertise in data analytics and management, together with her experience as a senior executive will make her a valuable addition to the Board.

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The principal business address of Mr. Alkady is 575 Anton Boulevard, #1150, Costa Mesa, California 92626. The principal business address of Mr. Balda is 600 N Atlantis Road, Melbourne, Florida 32904. The principal business address of Mr. Boches is 85 Liberty Ship, Suite 203, Sausalito, California 94965. The principal business address of Mr. Linder is 3465 North Pines Way, Suite 104, No. 25, Wilson, Wyoming 83014. The principal business address of Ms. Saxena is 55 Cambridge Drive, Colonia, New Jersey 07067.

As of the date hereof, Messrs. Alkady, Balda and Linder and Ms. Saxena do not own beneficially or of record any securities of the Company and have not entered into any transactions in securities of the Company during the past two years.

As of the date hereof, Mr. Boches directly beneficially owns 51,150 shares of Common Stock. Mr. Boches purchased the shares of Common Stock with personal funds in the open market. For information regarding transactions in securities of the Company during the past two years by Mr. Boches, please see Schedule I.

Each of the Nominees may be deemed to be a member of a “group” for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the Nominees specifically disclaims beneficial ownership of shares of Common Stock that he does not directly own. For information regarding purchases and sales during the past two years by certain members of Meson of securities of the Company, see Schedule I.

On April 23, 2018, Ryan J. Morris, Meson Capital, Meson Capital Partners and the Nominees (collectively the “Group”) entered into a Joint Filing and Solicitation Agreement pursuant to which, among other things, the Group agreed to (a) the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, and (b) solicit proxies for the election of the Nominees to the Board at the Annual Meeting. On May 11, 2018, the Joint Filing and Solicitation Agreement was amended and restated to include Mr. Doyle.

Other than as stated herein, there are no arrangements or understandings between the participants or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each Nominee to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. Other than as stated herein, none of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

Meson believes that each Nominee, presently is, and if elected as a director of the Company, each of the Nominees would be, an “independent director” within the meaning of (i) applicable New York Stock Exchange (“NYSE”) listing standards applicable to board composition, and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

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If Meson is successful in electing all five (5) of our Nominees at the Annual Meeting, then a change in control of the Board may be deemed to have occurred under certain of InfuSystem’s material contracts and agreements. Based on a review of the Company’s material contracts and agreements, such a change in control may trigger certain change in control provisions or payments under certain of the Company’s plans and agreements, including certain of its stock incentive plans, employment agreements with its named executive officers and certain key employees, and various debt documents. However, even if it should be determined that electing all five (5) of our Nominees would result in a change in control under certain documents, we do not believe any potential effects from such a change in control would outweigh the overwhelming benefits from an improved Board.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve, or for good cause will not serve, the shares of Common Stock represented by the enclosed BLUE proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of Common Stock represented by the enclosed BLUE proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of Meson that any attempt to increase the size of the current Board or to classify the Board constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

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PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE COMPANY’S 2014 EQUITY PLAN

As discussed in further detail in the Company’s proxy statement, on March 21, 2018, the Board adopted amendments to the Company's 2014 Equity Plan, subject to stockholder approval at the Annual Meeting, to increase the number of shares of our Common Stock available for issuance under the 2014 Equity Plan and to make additional amendments to the 2014 Equity Plan.

According to the Company’s proxy statement, the following is a summary of the key amendments, that if approved, would make the following changes to the Company's 2014 Equity Plan:

Increase in Authorized Shares	The amendments would increase the number of shares authorized for issuance under the 2014 Equity Plan by 1,000,000 shares.
Place a Limitation on Awards to Non-Employee Directors	The amendments would place a limitation on awards to non-employee directors granted awards under the 2014 Equity Plan of a fair value not in excess of $200,000 in any calendar year
Additional Changes	The amendments would also include several non-materials changes to the 2014 Equity Plan to facilitate the amendment described above imposing a limitation on awards to non-employee directors.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “for” THIS PROPOSAL.

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PROPOSAL NO. 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

As disclosed in the Company’s proxy statement, pursuant to Section 14A to the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers. Such a “say-on-pay” vote gives stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers. Accordingly, the Company is asking stockholders to vote for the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

As disclosed in the Company’s proxy statement, the stockholder vote on the say-on-pay proposal is advisory and therefore not binding on the Company, the Board or the Compensation Committee; however, the Company has disclosed that the Board and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

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PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company’s proxy statement, the Audit Committee has selected BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2018. The Board is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice.

The Company has disclosed that if stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. The Company further disclosed that even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS PROPOSAL AND INTEND TO VOTE OUR SHARES “for” THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, Meson believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be FOR the election of the Nominees, FOR the approval of amendments to the Company’s 2014 Equity Plan FOR the approval, by advisory vote, of the compensation of the Company’s named executive officers, and FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate eight (8) candidates for election at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed BLUE proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. Stockholders should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees. In the event that some of the Nominees are elected, there can be no assurance that the Company nominee(s) who get the most votes and are elected to the Board will choose to serve on the Board with the Nominees who are elected.

While we currently intend to vote all of the Meson Group Shares in favor of the election of the Nominees, we reserve the right to vote some or all of the Meson Group Shares for some or all of the Company’s director nominees, as we see fit, in order to achieve a Board composition that we believe is in the best interest of all stockholders. We would only intend to vote some or all of the Meson Group Shares for some or all of the Company’s director nominees in the event it were to become apparent to us, based on the projected voting results at such time, that by voting the Meson Group Shares we could help elect the Company nominee(s) that we believe are the most qualified to serve as directors and thus help achieve a Board composition that we believe is in the best interest of all stockholders. Stockholders should understand, however, that all shares of Common Stock represented by the enclosed BLUE proxy card will be voted at the Annual Meeting as marked.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Annual Meeting, the presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum.

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Under applicable rules, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

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If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum. Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting. Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on the proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, which means that the eight nominees receiving the highest number of “for” votes will be elected. Abstentions, broker non-votes, and failures to vote will have no effect on the outcome of the election of directors.

Approval of Amendments to the Company’s 2014 Equity Plan ─ According to the Company’s proxy statement, the proposal to approve amendments to the Company’s 2014 Equity Plan, including an increase in the number of authorized shares under the plan, will require the affirmative vote of a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote in accordance with applicable NYSE American LLC listing standards. The Company has indicated that abstentions will be treated as votes “against” the proposal, but broker non-votes and failures to vote will have no effect on the outcome of the vote.

Advisory Vote on Executive Compensation ─ According to the Company’s proxy statement, the proposal to approve, by advisory vote, the compensation paid to the Company’s named executive officers will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. The Company has indicated that abstentions will be treated as votes “against” the proposal, but broker non-votes and failures to vote will have no effect on the outcome of the vote.

Ratification of the Appointment of Accounting Firm ─ According to the Company’s proxy statement, the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. The Company has indicated that abstentions will be treated as votes “against” the proposal, but broker non-votes and failures to vote will have no effect on the outcome of the vote.

Under applicable Delaware law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your BLUE proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with Meson’s recommendations specified herein and in accordance with the discretion of the persons named on the BLUE proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

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REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to Meson in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to the Company at 31700 Research Park Drive, Madison Heights, Michigan 48071 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to Meson in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock. Additionally, InvestorCom may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

23

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by Meson. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Members of Meson have entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $60,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Meson has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. Meson will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately 25 persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by Meson. Costs of this solicitation of proxies are currently estimated to be approximately $150,000 (including, but not limited to, fees for attorneys, solicitors and other advisors, and other costs incidental to the solicitation). Meson estimates that through the date hereof its expenses in connection with this solicitation are approximately $50,000. Meson intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. Meson does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

Meson Capital Partners, Meson Capital, Messrs. Morris and Doyle and the Nominees are participants in this solicitation.

The principal business of Meson Capital, a New York limited partnership, is investing in securities. The principal business of Meson Capital Partners, a Delaware limited liability company, is serving as the investment adviser and general partner of Meson Capital, and other private investment funds. The principal occupation of Mr. Morris, a Canadian citizen, is serving as the, Managing Member and sole owner of Meson Capital Partners. The principal occupation of Mr. Doyle, a United States citizen, is serving as a private investor and consultant.

The address of the principal office of each of Meson Capital, Meson Capital Partners and Mr. Morris is One Sansome Street, Suite 1895, San Francisco, California 94104. The address of the principal office of Mr. Doyle is 29 Bayview Avenue, Belvedere, California 94920.

As of the date hereof, Meson Capital directly beneficially owns 2,071,865 shares of Common Stock. Meson Capital Partners, as the investment adviser and general partner of Meson Capital, may be deemed the beneficial owner of the 2,071,865 shares of Common Stock owned by Meson Capital. As of the date hereof, Mr. Morris directly beneficially owns 87,344 shares of Common Stock. As the managing member and sole shareholder of Meson Capital Partners, Mr. Morris may be deemed the beneficial owner of the 2,071,865 Shares owned by Meson Capital. As of the date hereof, Mr. Doyle directly beneficially owns 18,351 shares of Common Stock.

24

Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 2,228,710 shares of Common Stock beneficially owned in the aggregate by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock that he, she or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two (2) years by the participants in this solicitation, see Schedule I.

The shares of Common Stock purchased by Meson Capital were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The shares of Common Stock purchased by each of Messrs. Morris and Doyle were purchased with personal funds (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Meson is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which Meson is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

25

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2019 Annual Stockholders Meeting (the “2019 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no later than February 14, 2019.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws, which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than 90 days (April 20, 2019) and no later than 60 days (May 20, 2019) prior to the anniversary date of the 2018 Annual Meeting or they will be considered untimely.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2019 Annual Meeting is based on information contained in the Company’s proxy statement and organizational documents. The incorporation of this information in this proxy statement should not be construed as an admission by Meson that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Ryan J. Morris
Meson Capital Partners LLC

July 2, 2018
26

 SCHEDULE I

TRANSACTIONS IN SECURITIES OF the Company BY THE PARTICIPANTS DURING THE PAST TWO YEARS

Nature of the Transaction	Securities Acquired/(Disposed)	Date of Transaction

meson capital lp

Purchase of Common Stock	1,612	02/13/2018
Purchase of Common Stock	340	02/28/2018
Purchase of Common Stock	296	03/02/2018
Purchase of Common Stock	1,057	03/07/2018
Purchase of Common Stock	76,695	03/08/2018
Purchase of Common Stock	266	03/19/2018
Purchase of Common Stock	1,800	03/21/2018
Purchase of Common Stock	1,923	03/22/2018
Purchase of Common Stock	84,423	03/26/2018
Purchase of Common Stock	100,000	04/18/2018
Purchase of Common Stock*	900,000	05/09/2018

ryan morris

Purchase of Common Stock	287	02/20/2018
Purchase of Common Stock	204	02/21/2018
Purchase of Common Stock	700	02/22/2018
Purchase of Common Stock	65	02/26/2018
Purchase of Common Stock	966	02/27/2018
Purchase of Common Stock	219	02/28/2018
Purchase of Common Stock	1,148	03/01/2018
Purchase of Common Stock	2,284	03/05/2018
Purchase of Common Stock	2,116	03/06/2018
Purchase of Common Stock	49	03/07/2018
Purchase of Common Stock	2,960	03/08/2018

BRYAN BOCHES

Purchase of Common Stock	4,951	03/28/2018
Purchase of Common Stock	200	03/29/2018
Purchase of Common Stock	259	04/03/2018
Purchase of Common Stock	382	04/04/2018
Purchase of Common Stock	8,804	04/10/2018

* Open market transaction in which Shares were purchased from a former member of the Group.

I-1

Purchase of Common Stock	300	04/11/2018
Purchase of Common Stock	11,254	04/12/2018
Purchase of Common Stock	4,200	04/13/2018
Purchase of Common Stock	9,800	04/16/2018
Purchase of Common Stock	9,400	04/17/2018
Purchase of Common Stock	1,600	04/18/2018

Ethan E. Doyle

Purchase of Common Stock	1	05/10/2018
Purchase of Common Stock	100	05/10/2018
Purchase of Common Stock	100	05/10/2018
Purchase of Common Stock	1,000	05/10/2018
Purchase of Common Stock	1,000	05/10/2018
Purchase of Common Stock	1,800	05/10/2018
Purchase of Common Stock	3,000	05/10/2018
Purchase of Common Stock	5,000	05/10/2018
Purchase of Common Stock	250	05/11/2018
Purchase of Common Stock	2,000	05/11/2018
Purchase of Common Stock	2,000	05/11/2018
Purchase of Common Stock	1,100	05/11/2018
Purchase of Common Stock	1,000	05/11/2018

I-2

SCHEDULE II

The following table is reprinted from the definitive proxy statement filed by InfuSystem Holdings, Inc. with the Securities and Exchange Commission on June 14, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of June 8, 2018, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s named executive officers, directors and nominees; and
•	all of the Company’s current executive officers and directors as a group.
Name of Beneficial Owners	Number of Shares	Percent**
Scott Shuda/ Meridian OHC Partners, LP (1)	3,230,485	14.2%
Affiliates of Meson Capital Partners LLC (2)	2,071,865	9.1%
Minerva Advisors LLC (3)	2,056,064	9.0%
Steven Tannenbaum/Greenwood Investments, Inc. (4)	1,802,681	7.9%
Christopher Sansone/Sansone Advisors, LLC (5)	1,710,485	7.5%
AWM Investment Company, Inc. (6)	1,513,817	6.5%
Richard DiIorio (7)	227,030	*
Joseph Whitters (8)	213,836	*
Eric Steen (9)	199,343	*
David Dreyer (10)	196,267	*
Gregg Lehman (11)	190,000	*
Janet Skonieczny (12)	172,469	*
Darrell Montgomery (13)	45,833	*
Christopher Downs (14)	15,561	*
Terry Armstrong (15)	3,000	*
Ronald Peele, Jr. (16)	-	*
All current directors and officers as a group (9 individuals) (17)	5,813,937	25.0%

* Less than 1%

** Based on 22,739,291 shares of Common Stock outstanding as of June 8, 2018. Shares of Common Stock subject to options held by any person that are currently exercisable or are exercisable within 60 days of June 8, 2018 are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Ownership numbers are based on the most recent information available to the Company with respect to Messrs. Downs and Steen and Ms. Skonieczny.

(1)	Based solely on a review of Form 4 filed on May 22, 2018 by Meridian OHC Partners, LP. (“Meridian”), Meridian TSV II, LP (“Meridian TSV”), TSV Investment Partners, LLC (“TSV”), BlueLine Capital Partners II, LP (“Blue Line Capital”) and Blue Line Partners, LLC (“Blue Line”). The aggregate number of shares beneficially held by these entities is 3,184,652. Mr. Shuda serves as the Managing Director of TSV, which is the sole general partner of Meridian. Accordingly, Mr. Shuda holds voting and dispositive power over 3,184,652 shares of Common Stock held by Meridian and 45,833 shares of Common Stock that may be acquired by Mr. Shuda upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018. The business address of Meridian is 425 Weed Street, New Canaan, CT 06840.
II-1

(2)	Based solely on a review of Amendment No. 3 to the Schedule 13D/A jointly filed on May 11, 2018 (the “Schedule 13D/A”) by Meson Capital LP (“MC”), Meson Capital Partners LLC (“Meson”), Ryan J. Morris, Mohamed Alkady, Daniel Balda, Bryan Boches, Richard Linder, Asha Saxena and Ethan Doyle (collectively, the “Reporting Persons”). MC holds sole voting and dispositive power over 2,071,865 shares of Common Stock. Meson is the general partner of MC and may be deemed to have shared voting and dispositive power over the 2,071,865 shares of Common Stock owned by MC. Mr. Morris holds sole voting and dispositive power over 87,344 shares of Common Stock. In addition, Mr. Morris is the managing member and sole shareholder of Meson and may be deemed to have shared voting and dispositive power over the 2,159,209 shares of Common Stock owned by MC. Mr. Boches holds sole voting and dispositive power over 51,150 shares of Common Stock. Mr. Doyle holds sole voting and dispositive power over 18,351 shares of Common Stock. In the Schedule 13D/A, the Reporting Persons disclosed that each Reporting Person, as a member of a “group” with the other Reporting Persons for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed the beneficial owner of the shares of Common Stock directly owned by the other Reporting Persons. Each of the Reporting Persons disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein. The business address for MC, Meson and Mr. Morris is One Sansome Street, Suite 1895, San Francisco, CA 94104. The business address of Mr. Alkady is 575 Anton Boulevard, #1150, Costa Mesa, CA 92626. The business address of Mr. Balda is 600 N Atlantis Road, Melbourne, FL 32904. The business address of Mr. Boches is 85 Liberty Ship, Suite 203, Sausalito, CA 94965. The business address of Mr. Linder is 3465 North Pines Way, Suite 104, No. 25, Wilson, WY 83014. The business address of Ms. Saxena is 55 Cambridge Drive, Colonia, NJ 07067. The business address of Mr. Doyle is 29 Bayview Avenue, Belvedere, CA 94920
(3)	Based solely on a review of Schedule 13F-HR/A filed on February 2, 2018 by Minerva Advisors LLC (“Minerva Advisors”), which is the investment advisor to Minerva Group, L.P. (“Minerva Group”). The aggregate number of shares beneficially held by these entities is 2,056,064. Minerva Group holds sole voting and investment power over 1,282,712 shares of Common Stock, and Minerva Advisors holds sole voting and investment power over 773,352 shares of Common Stock. The business address of Minerva Advisors is 50 Monument Road Suite 201, Bala Cynwyd, Pennsylvania, 19004.
(4)	Based solely on a review of Schedule 13G/A filed on February 14, 2017 by Steven Tannenbaum, Greenwood Capital Limited Partnership (“Greenwood Capital”), Greenwood Investments, Inc., (“Greenwood Investments”), and ST Partners LLC (“ST”). Greenwood Capital and Greenwood Investments, as the sole general partner of Greenwood Capital, beneficially own, in the aggregate, 1,706,201 shares of Common Stock and ST beneficially owns 96,480 shares of Common Stock. Each of Greenwood Capital, Greenwood Investments and ST has sole voting and dispositive power of the shares of Common Stock beneficially owned by it. Mr. Tannenbaum, as the president of Greenwood Investments and the manager and sole member of ST, has the power to vote and dispose of the 1,802,681 shares of Common Stock. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital and ST is 222 Berkeley Street, 12th Floor, Boston, Massachusetts 02116.
II-2

(5)	Based solely on a review of Form 4 filed on May 22, 2018 by Sansone Advisors, LLC, Sansone Capital Management, LLC and Christopher Sansone, which each have shared voting and dispositive power over 1,689,652 shares of Common Stock, and Sansone Partners, LP, which has shared voting and dispositive power over 1,689,652 shares of Common Stock. The reported securities may also be deemed to be indirectly beneficially owned by Mr. Christopher Sansone as the managing member of the Investment Manager and the General Partner. Accordingly, Mr. Sansone holds voting and dispositive power over 1,688,752 shares of Common Stock held by Sansone Advisors, LLC and 20,833 shares of Common Stock that may be acquired by Mr. Sansone upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018. The address for each party is 151 Bodman Place, Suite 100, Red Bank, New Jersey 07701.
(6)	Based solely on a review of Schedule 13G/A filed on February 13, 2018 by AWM Investment Company, Inc. (“AWM”), which is the investment advisor to Special Situations Life Sciences Fund, L.P. (“SSLS”). The aggregate number of shares beneficially held by these entities is 1,513,817. AWM holds sole voting and investment power over 1,513,817 shares of Common Stock held by SSLS. The business address of AWM is 527 Madison Avenue, Suite 2600, New York, New York 10022.
(7)	Represents 86,197 shares of Common Stock held directly and 140,833 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.
(8)	Represents 143,003 shares of Common Stock held directly and 70,833 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.
(9)	Represents 199,343 shares of Common Stock held directly.
(10)	Represents 125,434 shares of Common Stock held directly and 70,833 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.
(11)	Represents 20,000 shares of Common Stock held directly and 170,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.
(12)	Represents 172,469 shares of Common Stock held directly as of June 8, 2018. Ms. Skonieczny’s employment ended with her retirement, effective April 28, 2018. In accordance with Ms. Skonieczny’s stock option agreements, any stock options exercisable had to be exercised within a period of three months from the date she ceased to be an employee or director of the Company and its subsidiaries. On June 5, 2018, the Company and Ms. Skonieczny entered into an agreement pursuant to which all of her outstanding vested stock options were canceled in exchange for a cash payment of $24,146 to Ms. Skonieczny and Ms. Skonieczny’s release of claims against the Company relating to such awards.
(13)	Represents 25,000 shares of Common Stock held directly and 20,833 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018.
II-3

(14)	Represents 15,561 shares of Common Stock held directly. Mr. Downs’ employment ended with his resignation, effective March 31, 2018. In accordance with Mr. Downs’ stock option agreements, any stock options exercisable had to be exercised within a period of three months from the date he ceased to be an employee or director of the Company and its subsidiaries. On May 11, 2018, the Company and Mr. Downs entered into an agreement pursuant to which all of his outstanding vested stock options were canceled in exchange for a cash payment of $28,883 to Mr. Downs and Mr. Downs’ release of claims against the Company relating to such awards.
(15)	Represents 3,000 shares of Common Stock held directly. Mr. Armstrong is a new nominee for election as a director.
(16)	Mr. Peele, Jr. is a new nominee for election as a director.
(17)	Represents 605,738 shares of Common Stock held directly, 4,668,200 shares held indirectly and 540,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of June 8, 2018. Business address for each of the directors and executive officers is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.

II-4

 IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many shares of Common Stock you own, please give Meson your proxy FOR the election of the Nominees and in accordance with Meson’s recommendations on the other proposals on the agenda for the Annual Meeting by taking three steps:

●	SIGNING the enclosed BLUE proxy card,
●	DATING the enclosed BLUE proxy card, and
●	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed BLUE voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

If you have any questions, require assistance in voting your BLUE proxy card,

or need additional copies of Meson’s proxy materials,

please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Stockholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

BLUE PROXY CARD

InfuSystem Holdings, Inc.

2018 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF Ryan J. Morris and Meson Capital Partners LLC AND THE OTHER PARTICPANTS IN ITS PROXY SOLICITATION

THE BOARD OF DIRECTORS OF INFUSYSTEM HOLDINGS, INC.
IS NOT SOLICITING THIS PROXY

P         R          O         X          Y

The undersigned appoints Ryan J. Morris and John G. Grau and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of InfuSystem Holdings, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Stockholders of the Company scheduled to be held on scheduled to be held on Thursday, July 19, 2018, commencing at 9:00 a.m. Central Time at the Company’s offices at 11130 Strang Line Rd., Lenexa, Kansas 66215 (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Ryan J. Morris and Meson Capital Partners LLC (collectively, “Meson”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with Meson’s solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE PROXY CARD

[X] Please mark vote as in this example

MESON STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1. MESON MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2, 3 AND 4.

1.	Meson’s proposal to elect Mohamed Alkady, Daniel A. Balda, Bryan Boches, Richard Linder and Asha Saxena as directors of the Company.

	FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees: Mohamed Alkady Daniel A. Balda Bryan Boches Richard Linder Asha Saxena	☐	☐	☐ ______________ ______________ ______________ ______________ _____________

Meson does not expect that any of the nominees will be unable to stand for election, but, in the event any nominee is unable to serve or for good cause will not serve, the shares of common stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s organizational documents and applicable law. In addition, Meson has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its organizational documents or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any nominee, to the extent this is not prohibited under the Company’s organizational documents and applicable law. In any such case, shares of common stock represented by this proxy card will be voted for such substitute nominee(s).

________________________________________________________________

BLUE PROXY CARD

2.	Company’s proposal to approve amendments to the Company’s 2014 Equity Plan, including an increase in the number of authorized shares under the plan.
☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Company’s proposal to approve, by advisory vote, the compensation of the Company’s named executive officers.
☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Company’s proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.
☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED: ____________________________

____________________________________
(Signature)

____________________________________
(Signature, if held jointly)

____________________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.